Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963; rwhetstone@pondel.com
	(949) 646-2175	Evan Pondel (310) 279-5973; epondel@pondel.com

VOLCOM REPORTS FINANCIAL RESULTS FOR

2008 FOURTH QUARTER AND FULL YEAR

2008 FOURTH-QUARTER HIGHLIGHTS:

¡	Total Consolidated Revenues Were $69.6 Million Versus $69.1 Million in 2007

¡	Adjusted Consolidated Net Income of $3.3 Million, or $0.14 Per Diluted Share, Excludes Non-cash Impairment Charge and Foreign Exchange Loss on Canadian Denominated Receivables

¡	Non-cash Impairment Charge on Goodwill and Intangible Assets Related to Acquisitions Totals $16.2 Million, or $0.46 Per Share

¡	Foreign Exchange Loss on the Company’s Canadian Denominated Receivables of $1.4 Million, or $0.04 Per Share

¡	Consolidated Net Loss of $8.7 Million, or $0.36 Per Share, Includes Impairment Charge and Foreign Exchange Loss on Canadian Denominated Receivables

2008 FULL-YEAR HIGHLIGHTS:

¡	Total Consolidated Revenues Increase 25% to $334.3 Million from $268.6 Million in 2007

¡	Adjusted Consolidated Net Income of $33.9 Million, or $1.39 Per Diluted Share, Excludes Fourth Quarter Impairment Charge and Foreign Exchange Loss on Canadian Denominated Receivables

¡	Consolidated Net Income of $21.7 Million, or $0.89 Per Diluted Share, Includes Fourth Quarter Impairment Charge and Foreign Exchange Loss on Canadian Denominated Receivables

¡	Company Generates $24.7 Million in Operating Cash Flow; Solid Balance Sheet With $79.6 Million in Cash and No Long-term Debt

COSTA MESA, CA – February 19, 2009 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the fourth quarter ended December 31, 2008.

For the 2008 fourth quarter, total consolidated revenues were $69.6 million compared with $69.1 million in the fourth quarter of 2007. Total revenues in the company’s U.S. segment, which includes revenues from the U.S.,

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Volcom 2008 Fourth Quarter Financial Results

Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $54.9 million compared with $58.9 million in the prior year period. Total revenues in the company’s Europe segment were $10.9 million compared with $10.2 million in the same period in 2007. Total revenues in the company’s Electric segment, which Volcom acquired in January 2008, were $3.8 million.

“While the ongoing global macroeconomic turmoil affected our results for the 2008 fourth quarter and full year, the underlying strength of Volcom is well intact,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “In the face of this economic uncertainty, we are working to maintain a healthy balance between being aggressive when we see opportunities and pulling back where we can, including reducing our cost structure. We have a solid cash position and a strong global brand with a devout following. Further, we believe that our product line-up for 2009 is one of our best ever. We plan to approach the year with discipline, commitment and focus, and we remain confident in our ability to ride this period out and prevail as an even stronger company.”

The company noted that as part of its cost reduction measures it has recently concluded a cutback of approximately 8% of its domestic, in-house workforce, including its Electric subsidiary; announced decreased salaries throughout the company; and, implemented company-wide spending cuts.

Consolidated gross profit for the 2008 fourth quarter was $30.9 million, equal to 44.4% of total revenues, compared with $30.0 million, or 43.4% of total revenues, in the fourth quarter of 2007.

Selling, general and administrative expenses on a consolidated basis were $26.5 million in the 2008 fourth quarter versus $19.3 million in the comparable period in 2007.

The company reported a pre-tax, non-cash impairment charge on goodwill and intangible assets amounting to $16.2 million, or approximately $0.46 per share. This charge was identified in connection with the company’s annual impairment test and relates to its 2008 acquisitions of Electric Visual and two Laguna Surf and Sport retail stores, which had impairment charges of $14.8 million and $1.4 million, respectively.

Additionally, the company reported a foreign exchange loss in the 2008 fourth quarter of $1.4 million, or approximately $0.04 per share, related to the strengthened U.S. dollar against the company’s Canadian dollar denominated receivables.

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Volcom 2008 Fourth Quarter Financial Results

Adjusted consolidated net income for the 2008 fourth quarter, which excludes the above-mentioned non-cash impairment charge and the foreign exchange loss on the company’s Canadian dollar denominated receivables, was $3.3 million, or $0.14 per diluted share. Including the impairment charge and foreign exchange loss on the company’s Canadian dollar denominated receivables, consolidated net loss for the fourth quarter of 2008 was $8.7 million, or $0.36 per share. The company reported net income of $7.1 million, or $0.29 per diluted share, in fourth quarter of 2007.

Management believes that including adjusted net income and adjusted net income per diluted share for the current period provides a useful and relevant measure for comparative year-over-year operating performance. Refer to the attached reconciliation table for details regarding the basis for the adjusted net income per diluted share calculation.

2009 Financial Outlook

In putting forth its financial guidance for the 2009 first quarter, the company noted it continues to operate in a weak economic environment. As such, the company currently expects total consolidated revenues for the 2009 first quarter of approximately $62 million to $65 million, and fully diluted earnings per share are expected to be in the range of $0.13 to $0.16.

Due to the uncertainty of the global economy and the lack of visibility into future business and market trends compared to that which has historically been available to the company, Volcom is currently suspending its practice of providing annual revenue and earnings guidance until such time when it has better clarity into its business.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call also will be available through 11:59 p.m. ET, Thursday February 26. Listeners should call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use reservation number 83908166.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,”

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Volcom 2008 Fourth Quarter Financial Results

and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2009 Financial Outlook and Mr. Woolcott’s statements regarding the company’s underlying strength, product line-up for 2009, and confidence in Volcom’s “ability to ride this period out and prevail as an even stronger company.”

These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, our ability to successfully shift from a licensee model in Europe to a direct control model, changes in fashion trends and consumer preferences, general economic conditions, the impact of increasing sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Product revenues	$69,082	$68,352	$332,110	$265,193
Licensing revenues	543	717	2,194	3,420

Total revenues	69,625	69,069	334,304	268,613
Cost of goods sold	38,682	39,093	171,208	138,570

Gross profit	30,943	29,976	163,096	130,043
Operating expenses:
Selling, general and administrative expenses	26,478	19,282	112,464	79,411
Asset impairments	16,230	—	16,230	—

Total operating expenses	42,708	19,282	128,694	79,411

Operating (loss) income	(11,765)	10,694	34,402	50,632
Other income:
Interest income, net	15	830	901	3,973
Foreign currency (loss) gain	(1,760)	123	(1,807)	401

Total other (loss) income	(1,745)	953	(906)	4,374

(Loss) income before provision for income taxes	(13,510)	11,647	33,496	55,006
Provision for income taxes	(4,761)	4,532	11,787	21,671

Net (loss) income	$(8,749)	$7,115	$21,709	$33,335

Net (loss) income per share:
Basic	$(0.36)	$0.29	$0.89	$1.37
Diluted	$(0.36)	$0.29	$0.89	$1.37
Weighted average shares outstanding:
Basic	24,347,362	24,325,058	24,337,923	24,302,893
Diluted	24,347,362	24,413,164	24,357,652	24,419,802

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$79,613	$92,962
Accounts receivable — net of allowances	60,914	58,270
Inventories	27,086	20,440
Prepaid expenses and other current assets	2,596	1,720
Income taxes receivable	3,309	326
Deferred income taxes	4,947	2,956

Total current assets	178,465	176,674

Property and equipment — net	26,716	24,427
Investments in unconsolidated investees	330	298
Deferred income taxes	4,028	268
Intangible assets — net	10,578	363
Goodwill	665	—
Other assets	841	464

Total assets	$221,623	$202,494

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,291	$18,694
Accrued expenses and other current liabilities	12,027	10,561
Current portion of capital lease obligations	71	72

Total current liabilities	27,389	29,327

Long-term capital lease obligations	23	33
Other long-term liabilities	414	190
Income taxes payable – non-current	94	89
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	90,456	89,185
Retained earnings	101,935	80,226
Accumulated other comprehensive income	1,288	3,420

Total stockholders’ equity	193,703	172,855

Total liabilities and stockholders’ equity	$221,623	$202,494

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$21,709	$33,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,315	2,895
Provision for doubtful accounts	2,332	831
Excess tax benefits related to exercise of stock options	(34)	(444)
Loss on disposal of property and equipment	1	24
Asset impairment	16,230	161
Stock-based compensation	985	934
Deferred income taxes	(6,349)	(191)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(3,114)	(23,736)
Inventories	(1,844)	(6,789)
Prepaid expenses and other current assets	(499)	(311)
Income taxes receivable/payable	(3,021)	(339)
Other assets	(306)	(242)
Accounts payable	(8,096)	9,396
Accrued expenses	(425)	3,791
Other long-term liabilities	(212)	(36)

Net cash provided by operating activities	24,672	19,279

Cash flows from investing activities:
Purchase of property and equipment	(5,915)	(14,989)
Business acquisitions, net of cash acquired	(32,138)	—
Purchase of intangible assets	(589)	—
Purchase of short-term investments	(278)	—
Sale of short-term investments	278	—
Purchase of additional shares in cost method investee	(32)	—
Proceeds from sale of property and equipment	15	16

Net cash used in investing activities	(38,659)	(14,973)

Cash flows from financing activities:
Principal payments capital lease obligations	(127)	(78)
Proceeds from government grants	455	229
Proceeds from exercise of stock options	273	1,028
Excess tax benefits related to exercise of stock options	34	444

Net cash provided by financing activities	635	1,623

Effect of exchange rate changes on cash	3	1,619

Net (decrease) increase in cash and cash equivalents	(13,349)	7,548
Cash and cash equivalents — Beginning of period	92,962	85,414

Cash and cash equivalents — End of period	$79,613	$92,962

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Total revenues:
United States	$54,912	$58,860	$237,109	$228,494
Europe	10,922	10,209	73,005	40,119
Electric	3,791	—	24,190	—

Consolidated	$69,625	$69,069	$334,304	$268,613

Gross profit:
United States	$23,737	$26,140	$109,028	$110,412
Europe	5,355	3,836	40,582	19,631
Electric	1,851	—	13,486	—

Consolidated	$30,943	$29,976	$163,096	$130,043

Operating (loss) income:
United States	$4,758	$11,141	$33,019	$45,790
Europe	240	(447)	17,470	4,842
Electric	(16,763)	—	(16,087)	—

Consolidated	$(11,765)	$10,694	$34,402	$50,632

VOLCOM, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended December 31, 2008	Year Ended December 31, 2008
(Loss) income before provision for income taxes	$(13,510)	$33,496
Asset impairments	16,230	16,230
Foreign currency loss on Canadian receivables	1,387	1,503

Adjusted income before provision for income taxes	4,107	51,229
Adjusted provision for income taxes	791	17,339

Adjusted net income	$3,316	$33,890

Adjusted net income per share:
Basic	$0.14	$1.39
Diluted	$0.14	$1.39
Weighted average shares outstanding:
Basic	24,347,362	24,337,923
Diluted	24,354,217	24,357,652

	Three Months Ended December 31, 2008	Year Ended December 31, 2008
(Loss) income before provision for income taxes	$(13,510)	$33,496
Asset impairments	16,230	16,230

Adjusted income before provision for income taxes	2,720	49,726
Adjusted provision for income taxes	207	16,754

Adjusted net income	$2,513	$32,972

Adjusted net income per share:
Basic	$0.10	$1.35
Diluted	$0.10	$1.35
Weighted average shares outstanding:
Basic	24,347,362	24,337,923
Diluted	24,354,217	24,357,652

This press release contains non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve month periods ended December 31, 2008. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the company or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, Volcom has provided reconciliations herein of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Specifically, the non-GAAP financial measures disclosed in this press release are “adjusted consolidated net income” and “adjusted consolidated net income per diluted share.” Volcom believes its presentation of historical non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Volcom’s core business activities by providing a basis for the comparison of results of core business activities between current and past periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.